            AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 18, 1994
                                                               FILE NO. 33-51793

________________________________________________________________________________
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      GENERAL ELECTRIC CAPITAL CORPORATION
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)
                            ------------------------

                           NEW YORK                                                       13-1500700
                   (STATE OF INCORPORATION)                                (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                BRUCE C. BENNETT
    ASSOCIATE GENERAL COUNSEL -- TREASURY OPERATIONS AND ASSISTANT SECRETARY
                              260 LONG RIDGE ROAD
                          STAMFORD, CONNECTICUT 06927
                                 (203) 357-4000
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement as determined by market conditions.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

[CAPTION]


                                                                                    PROPOSED
                                                                                     MAXIMUM          PROPOSED
                                                                                    OFFERING           MAXIMUM          AMOUNT OF
          TITLE OF EACH CLASS OF SECURITIES                                           PRICE           AGGREGATE        REGISTRATION
                  TO BE REGISTERED                      AMOUNT TO BE REGISTERED    PER UNIT(1)    OFFERING PRICE(1)        FEE
Guarantees, Letters of Credit and Notes or Loan
  Obligations(2).....................................        $ 500,000,000             100%         $ 500,000,000      $ 172,415(3)


(1) Estimated solely for the purpose of determining the registration fee.

(2) Includes interests in the Guarantees, Letter of Credit Obligations and Notes or Loan Obligations offered from time to time to bondholders referred to herein.


(3)  Previously paid.

                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                    SUBJECT TO COMPLETION DATED MAY 18, 1994


PROSPECTUS


                      GENERAL ELECTRIC CAPITAL CORPORATION
          GUARANTEES, LETTERS OF CREDIT AND NOTES OR LOAN OBLIGATIONS,
                          INCLUDING INTERESTS THEREIN



     General Electric Capital Corporation (the 'Company') may offer from time to time its senior, unsecured guarantees (the 'Guarantees'), direct-pay letters of credit (the 'Letters of Credit') and indebtedness evidenced by notes or loan obligations (the 'Notes or Loan Obligations' and, collectively with the Guarantees and the Letters of Credit, the 'Support Obligations'), including in each case interests therein ('Interests').


     It is expected that the Support Obligations will be issued from time to time by the Company in conjunction with structured finance transactions in which the Company participates. Unless otherwise provided in the accompanying Prospectus Supplement, the Support Obligations will not be sold separately from the securities to which an issuance of Support Obligations relates (the 'Underlying Securities'), will not be severable from the Underlying Securities and will not be separately traded. Interests in the Support Obligations will be offered to holders of the related Underlying Securities. Interests will not be severable from the Support Obligations and will not be separately traded. The Underlying Securities will be offered by means of an offering document issued by the obligor or obligors thereunder, and will not be offered by this Prospectus or the accompanying Prospectus Supplement. However, this Prospectus and the accompanying Prospectus Supplement will be delivered in conjunction with the offering document relating to the Underlying Securities, whether at the time of initial offers and sales of the Underlying Securities or at subsequent resales or remarketings or other transactions in which the offering document relating to the Underlying Securities is delivered.


     The Support Obligations will be offered on terms determined at the time of sale. The accompanying Prospectus Supplement sets forth the specific terms of the relevant Support Obligations. The Securities will be sold either through underwriters or dealers, through agents designated from time to time, or directly by the Company.

     This Prospectus and the accompanying Prospectus Supplement may also be used by Kidder, Peabody & Co. Incorporated ('Kidder'), an affiliate of the Company, in connection with offers and sales of Support Obligations related to market-making transactions of the Underlying Securities by and through Kidder, at negotiated prices related to prevailing market prices at the time of sale or otherwise. Kidder may act as principal or agent in such transactions.

- ----------------------------------------------------------
THESE  SECURITIES  HAVE  NOT  BEEN APPROVED  OR  DISAPPROVED  BY  THE SECURITIES
 AND EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION,  NOR  HAS  THE
   SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY STATE  SECURITIES COMMISSION
    PASSED  UPON  THE   ACCURACY  OR  ADEQUACY   OF  THIS  PROSPECTUS.   ANY
     REPRESENTATION    TO   THE    CONTRARY   IS    A   CRIMINAL   OFFENSE.


May __, 1994

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus and the accompanying Prospectus Supplement in connection with the offer contained in this Prospectus and the accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent, underwriter or dealer. Neither the delivery of this Prospectus and the accompanying Prospectus Supplement, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus and in the accompanying Prospectus Supplement. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer or solicitation of any Underlying Security.

- ----------------------------------------------------------
                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the '1934 Act') and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the Regional Offices of the Commission at 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048 and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which certain of the Company's securities are listed.

- ----------------------------------------------------------
                      DOCUMENTS INCORPORATED BY REFERENCE


     There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 and the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 2, 1994, heretofore filed with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Prospectus and prior to the termination of the offering of the Securities offered by the accompanying Prospectus Supplement shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to Bruce C. Bennett, Associate General Counsel -- Treasury Operations and Assistant Secretary, General Electric Capital Corporation, 260 Long Ridge Road, Stamford, Connecticut 06927, Telephone No. (203) 357-4000.

- ----------------------------------------------------------

                                  THE COMPANY


     General Electric Capital Corporation was incorporated in 1943 in the State of New York, under the provisions of the New York Banking Law relating to investment companies, as successor to General Electric Contracts Corporation, formed in 1932. Until November 1987, the name of the Company was General Electric Credit Corporation. All outstanding common stock of the Company is owned by General Electric Capital Services, Inc., formerly known as General
Electric Financial Services, Inc. ('GE Capital Services'), which is in turn wholly owned by General Electric Company ('GE Company'). The business of the Company (which term, as used hereinafter under the above caption 'The Company,' means the Company and its consolidated affiliates) originally related principally to financing the distribution and sale of consumer and other products of GE Company. Currently, however, the type and brand of products financed and the financial services offered are significantly more diversified. Very little of the products financed by the Company involves products that are manufactured by GE Company.



     The Company operates in four finance industry segments and in a specialty insurance industry segment. The Company's financing activities include a full range of leasing, loan, equipment management services and annuities. The Company's specialty insurance activities include providing private mortgage insurance, financial (primarily municipal) guarantee insurance, creditor insurance, reinsurance and, for financing customers, credit life and property and casualty insurance. The Company is an equity investor in a retail organization and certain other financial services organizations. The Company's operations are subject to a variety of regulations in their respective jurisdictions.



     Services of the Company are offered primarily in the United States, Canada and Europe. Computerized accounting and service centers, located in Connecticut, Ohio, Georgia and England, provide financing offices and other service locations with data processing, accounting, collection, reporting and other administrative support. The Company's principal executive offices are located at 260 Long Ridge Road, Stamford, Connecticut 06927 (telephone number (203) 357-4000). At December 31, 1993, the Company employed approximately 27,000 persons.


CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


               YEAR ENDED DECEMBER 31,                     THREE MONTHS
- -----------------------------------------------------          ENDED
1989        1990        1991        1992        1993       APRIL 2, 1994
- -----       -----       -----       -----       -----      -------------
 1.30        1.31        1.34        1.44        1.62          1.63



     For purposes of computing the consolidated ratio of earnings to fixed charges, earnings consist of net earnings adjusted for the provision for income taxes, minority interest and fixed charges. Fixed charges consist of interest and discount on all indebtedness and one-third of annual rentals, which the Company believes is a reasonable approximation of the interest factor of such rentals.


                                USE OF PROCEEDS


     Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, the Company will not receive any cash proceeds from the issuance of the Support Obligations and related Interests offered hereby and by the accompanying Prospectus Supplement.


                              PLAN OF DISTRIBUTION


     Unless otherwise provided in the Prospectus Supplement accompanying this Prospectus, neither the Support Obligations nor the related Interests will be offered or sold separately from the Underlying Securities to which they relate. Such Underlying Securities will be offered and sold pursuant to a separate offering document.

                DESCRIPTION OF SUPPORT OBLIGATIONS AND INTERESTS


GENERAL


     Support Obligations may include Guarantees, Letters of Credit or Notes or Loan Obligations that are issued in connection with, and as a means of credit support for, any part of a fixed or contingent payment obligation of Underlying Securities issued by third parties. Issuers of Underlying Securities may or may not be affiliated with the Company. A holder of an Underlying Security will also hold uncertificated Interests in the related Support Obligation, representing the credit enhancement of such holder's Underlying Security afforded by the related Support Obligation.


     Support Obligations that are issued in the form of Notes or Loan Obligations, and the related Interests, are to be issued under an Indenture,
dated  as of                  ,  1994 (the 'Indenture'), between the Company and
Mercantile-Safe Deposit and Trust Company (the 'Trustee'). To the extent that the following disclosure summarizes certain provisions of the Indenture, such summaries do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.



     The terms and conditions of any Support Obligation and related Interests will be determined by the terms and conditions of the related Underlying Securities, and may vary from the general descriptions set forth below. A complete description of the terms and conditions of any Support Obligations and related Interests issued pursuant to this Prospectus will be set forth in the accompanying Prospectus Supplement.



     Any Support Obligations and related Interests will be unsecured and will rank pari passu (equally and ratably) with all other unsecured and unsubordinated indebtedness of the Company. The terms of a particular Support Obligation may provide that a different Support Obligation may be substituted therefor, upon terms and conditions described in the applicable Prospectus Supplement, provided that such substitution is carried out in conformity with the Securities Act of 1933 and the rules and regulations thereunder. Unless otherwise specified in the accompanying Prospectus Supplement, each Support Obligation will be governed by the law of the State of New York. Neither the Indenture (with respect to Notes and Loan Obligations) nor any other document or instrument (with respect to other forms of Support Obligations) will limit the amount of Support Obligations or Interests that may be issued thereunder or limit the amount of other debt, secured or unsecured, that may be issued by the Company. Neither the Indenture (with respect to Notes and Loan Obligations) nor any other document or instrument (with respect to other forms of Support Obligations) will contain any provisions (other than those contained in the Indenture as described below under 'Certain Covenant of the Company') that limit the ability of the Company to incur indebtedness or that afford holders of Support Obligations or Interests protection in the event GE Company, as sole indirect stockholder of the Company, causes the Company to engage in a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.


     The Company undertakes to procure a rating with respect to any Support Obligations offered hereby from at least one nationally recognized rating organization (currently anticipated to be either Moody's Investors Service, Inc. or Standard & Poor's Corporation) prior to the sale of any such Support
Obligations. It is anticipated that any Support Obligation will be rated at least AA by Standard & Poor's Corporation or Aa by Moody's Investor's Service Inc., and in no event will any Support Obligation be rated below investment grade by either such rating organization. The details for such rating or ratings will be contained in the accompanying Prospectus Supplement.



     The various forms of Support Obligations described below are intended to be issued in conjunction with structured finance transactions in which the Company participates. The following hypothetical structured finance transaction is illustrative of the type of transaction that could lead to the issuance by the Company of a Support Obligation and related Interests hereunder. Actual transactions could vary, and will be described in detail in the Prospectus Supplement accompanying this Prospectus.



     GE Capital is an active participant in structuring energy finance transactions. In such a transaction, GE Capital could create a limited partnership with an unaffiliated third party and arrange the financing to enable the partnership to construct, own and operate a cogeneration facility (the 'Project').

Financing for the facility would be obtained from a local governmental authority (the 'Authority'), which would issue industrial development bonds to finance the Project, which are referred to herein as the Underlying Securities. The Underlying Securities would be exempt from the Securities Act of 1933 pursuant to Section 3(a)(2) thereof. Typically, the proceeds of the offering would be on-lent by the Authority directly to the Project. To reduce the Project's borrowing costs, GE Capital, which has a higher credit rating than any Project would be able to obtain, would provide credit support for the Underlying Securities in one of the following ways:



           By issuing for the benefit of the registered owners of the Underlying Securities a guarantee of the payment by the Project of principal, premium, if any, and interest on the Underlying Securities;



           By issuing for the benefit of the registered owners of the Underlying Securities a direct-pay letter of credit allowing the registered owners to draw from GE Capital any amounts not paid by the Project with respect to principal, premium, if any, or interest on the Underlying Securities; or



           By issuing a note or other form of evidence of indebtedness, whether pursuant to a loan agreement or directly, to the Authority when the Authority on-lends the proceeds of the Underlying Securities issue to GE Capital. GE Capital then on-lends the proceeds to the Project. This structure gives the holders of the Underlying Securities the benefit of the higher credit rating of GE Capital.



     More detailed descriptions of these forms of Support Obligations follow.


GUARANTEES


    Any Guarantees issued from time to time by the Company for the benefit of registered owners of specified Underlying Securities will include the following terms and conditions, plus any additional terms specified in the accompanying Prospectus Supplement.

     A Guarantee will provide that the Company unconditionally guarantees the due and punctual payment of the principal, interest (if any), premium (if any) and all other amounts due under the applicable Underlying Securities when the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayments, by acceleration or otherwise, in each case after any applicable grace periods or notice requirements, according to the terms of the applicable Underlying Securities. Any Guarantee shall be unconditional irrespective of the validity or enforceability of the applicable Underlying Security, any change or amendment thereto or any other circumstances that may otherwise constitute a legal or equitable discharge or defense of a guarantor. However, the Company will not waive presentment or demand of payment or notice with respect to the applicable Underlying Security unless otherwise provided in the accompanying Prospectus Supplement.

     The Company shall be subrogated to all rights of the issuer of the applicable Underlying Securities in respect of any amounts paid by the Company pursuant to the provisions of a Guarantee. The Guarantee shall continue to be effective or reinstated, as the case may be, if at any time any payment made by the issuer of the applicable Underlying Security is rescinded or must otherwise be returned upon the insolvency, bankruptcy or reorganization of the Company, the issuer of the applicable Underlying Security or otherwise.

LETTERS OF CREDIT


    Any direct-pay Letters of Credit issued from time to time by the Company relating to specified Underlying Securities shall include the following terms and conditions, plus any additional terms specified in the accompanying Prospectus Supplement.

     Any Letter of Credit will be a direct-pay obligation of the Company issued for the account of the registered owners of the applicable Underlying Securities or, in certain cases, an agent acting on behalf of the issuer of the applicable Underlying Securities or a trustee acting on behalf of such registered owners. The Letter of Credit will be issued in an amount that corresponds to principal and, if applicable, interest and other payments payable with respect to the applicable Underlying Securities. Drawings under the Letter of Credit will reduce the amount available under the Letter of Credit, but drawings of a recurring nature (such as interest) will automatically be reinstated following the date of such payment provided such Letter of Credit has not otherwise expired.

     The Letter of Credit will expire at a date and time specified in the accompanying Prospectus Supplement, and will also expire upon the earlier occurrence of certain events, as described in the accompanying Prospectus Supplement.

NOTES OR LOAN OBLIGATIONS

     The Company may incur indebtedness from time to time to the issuer of Underlying Securities, such indebtedness to be evidenced by promissory notes ('Notes') or by loan agreements or other evidences of indebtedness ('Loan Obligations'). The purpose of incurring such indebtedness and issuing any such Note or Loan Obligation will be to enable the Company, directly or indirectly, to provide credit support to the applicable Underlying Securities by means of the Company's repayment obligation as evidenced by the Note or Loan Obligation. The Notes or Loan Obligations will provide that only the issuer of the Underlying Securities to which such Notes or Loan Obligations relate will be entitled to enforce such Notes or Loan Obligations against the Company. Holders of the relevant Underlying Securities will not have any third party beneficiary or other rights under, or be entitled to enforce, the relevant Notes or Loan Obligations. The terms and provisions of any such Note or Loan Obligation, including principal amount, provisions or interest and premium, if applicable, maturity, prepayment provisions, if any, and identity of obligee, will be described in the applicable Prospectus Supplement.


CERTAIN COVENANT OF THE COMPANY



     The following provisions will apply to any Support Obligation issued pursuant to the Indenture.



     The Company covenants that neither it nor any Finance Subsidiary will subject any of its property or assets to any lien unless the Support Obligations issued pursuant to the Indenture are secured equally and ratably with other indebtedness thereby secured. There are excepted from this covenant liens created to secure obligations for the purchase price of real estate, equipment or other physical property and certain liens existing at the time any such property is acquired; liens, existing at the time of acquisition, on acquired receivables or other nonphysical property if the gross amount of such receivables and the fair market value of such other property, in the aggregate, do not exceed 5% of net receivables of the Company and its Finance Subsidiaries taken on a consolidated basis; liens created to secure the borrowing of money by a Finance Subsidiary from the Company or another Finance Subsidiary; and certain other liens not related to the borrowing of money. (Section 4.4)



     As used in the preceding paragraph, the term 'Finance Subsidiary' means any Subsidiary (as defined below) engaged within the United States in the business of purchasing notes, accounts receivable (whether or not payable in installments), conditional sale contracts or other paper originating in sales at wholesale or retail, or of leasing new or used products or of making installment loans, and the term 'Subsidiary' means any corporation of which the Company directly or indirectly owns or controls at the time at least a majority of the outstanding stock having under ordinary circumstances (not dependent upon the happening of a contingency) voting power to elect a majority of the board of directors of such corporation.



     If upon any consolidation or merger of the Company with any other corporation, or upon any sale, conveyance or lease of substantially all its assets, any of the property of the Company or of any Subsidiary owned immediately prior thereto would thereupon become subject to any mortgage, pledge, lien or encumbrance, the Company prior to or simultaneously with such event will secure the Support Obligations issued pursuant to the Indenture equally and ratably with any other obligations of the Company then entitled thereto, by a direct lien on such property prior to all liens other than any theretofore existing thereon. (Section 11.2)

MODIFICATION OF THE INDENTURE



     The following provisions will apply to any Support Obligation issued pursuant to the Indenture.



     The Indenture permits the Company and the Trustee, with the consent of the holders of not less than 66 2/3% in aggregate principal amount of Support Obligations of each series issued pursuant to the Indenture affected outstanding and Interests of such series (voting together as a single class), to add any provisions to or change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of the holders of the Support Obligations of each such series, provided that no such addition or modification shall (i) among other things, reduce the principal amount of any such Support Obligation, or (ii) reduce the aforesaid percentage of principal amount of such Support Obligations of any series, the consent of the holders of which is required for any addition or modification, without in each case the consent of the holder of each such Support Obligation so affected. (Section 10.2)



EVENTS OF DEFAULT



     The following provisions will apply to any Support Obligation issued pursuant to the Indenture.



     An Event of Default with respect to any series of Support Obligations issued pursuant to the Indenture is defined in the Indenture as being (a) default in any payment of principal or premium, if any, or interest on any Support Obligation of such series in accordance with the terms of the related Credit Support Agreement; or (b) any other Event of Default as defined in the related Credit Support Agreement to the extent specifically identified pursuant to Section 2.2 of the Indenture. (Section 6.1.) The Indenture requires the Company to deliver to the Trustee annually a written statement as to the presence or absence of certain defaults under the terms thereof. (Section 4.5.) No Event of Default with respect to a particular series of Support Obligations under the Indenture necessarily constitutes an Event of Default with respect to any other series of Support Obligations issued thereunder or other series of Support Obligations not entitled to the benefits of the Indenture.



     The Indenture provides that during the continuance of an Event of Default with respect to any series of Support Obligations issued pursuant to the Indenture, either the Trustee or the holders of 25% in aggregate principal amount of the outstanding Support Obligations of such series and the Interests of such series (voting together as a single class) may declare the principal of all such Support Obligations to be due and payable immediately, but under certain conditions such declaration may be annulled by the holders of a majority in principal amount of such Support Obligations then outstanding. The Indenture provides that past defaults with respect to a particular series of Support Obligations issued pursuant to the Indenture (except, unless theretofore cured, a default in payment of principal of, or interest on any of the Support Obligations of such series) may be waived on behalf of the holders of all Support Obligations of such series by the holders of a majority in principal amount of such Support Obligations then outstanding. (Sections 6.1. and 6.7.)



     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of Support Obligations issued pursuant to the Indenture shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any holders of Support Obligations of any series issued thereunder unless such holders shall have offered to the Trustee reasonable indemnity. (Section 6.4.) Subject to such indemnification provision, the Indenture provides that the holders of a majority in principal amount of the Support Obligations of any series issued pursuant to the Indenture and the Interests of such series (voting together as a single class) thereunder at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Support Obligations of such series, provided that the Trustee may decline to follow any such direction if it has not been offered reasonable indemnity therefor or if it determines that the proceedings so directed would be illegal or involve it in any personal liability. (Section 6.7.)

CONCERNING THE TRUSTEE



     Mercantile-Safe Deposit and Trust Company acts as trustee under several other indentures with the Company, pursuant to which a number of series of senior, unsecured notes of the Company are presently outstanding.



     Any material business and other relationships (including additional trusteeships), other than the present and prospective trusteeships referred to in the foregoing paragraph, between, on the one hand, the Company, GE Company and other affiliates of GE Company and, on the other hand, the Trustee under the Indenture pursuant to which any of the Support Obligations to which the Prospectus Supplement accompanying this Prospectus relates are to be issued pursuant to the Indenture, are described in such Prospectus Supplement.


                                 LEGAL OPINIONS

     Except as may be otherwise specified in the Prospectus Supplement accompanying this Prospectus, the legality of the Support Obligations will be passed upon for the Company by one of Burton J. Kloster, Jr., a director and Senior Vice President, General Counsel and Secretary of the Company or Bruce C. Bennett, Associate General Counsel -- Treasury Operations and Assistant Secretary of the Company. Messrs. Kloster and Bennett, together with members of their families, own, have options to purchase and have other interests in shares of common stock of GE Company.

                                    EXPERTS


     The financial statements and schedules of General Electric Capital Corporation and consolidated affiliates as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1993, incorporated by reference herein, have been incorporated herein in reliance upon the report of KPMG Peat Marwick, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

Filing Fee for Registration Statement.......................................................   $172,415
Accounting Fees and Expenses................................................................     28,000*
Blue Sky Filing and Counsel Fees............................................................     20,000*
Printing and Engraving Fees.................................................................     20,000*
Miscellaneous...............................................................................      2,000
                                                                                               --------
          Total.............................................................................   $242,415
                                                                                               --------
                                                                                               --------

- ------------

* Estimated, and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Sections 7018-7022 of the New York Banking Law the Company may or shall, subject to various exceptions and limitations, indemnify its directors or officers as follows:

          a. If a director or officer is made or threatened to be made a party to an action by or in the right of the Company to procure a judgement in its favor, by reason of the fact that he is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of some other enterprise (including an employee benefit plan), the Company may indemnify him against amounts paid in settlement and reasonable expenses, including attorney's fees, incurred in the defense or settlement of such action or an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company, except that no indemnification is available under such statutory provisions in respect of a threatened action or a pending action which is settled or otherwise disposed of, or any claim or issue or matter as to which such person is found liable to the Company, unless in each such case a court determines that such person is fairly and reasonably entitled to indemnity for such amount as the court deems proper.

          b. With respect to any action or proceeding other than one by or in the right of the Company to procure a judgment in its favor, if a director or officer is made or threatened to be made a party by reason of the fact that he was director or officer of the Company, or served some other enterprise (including an employee benefit plan) at the request of the Company, the Company may indemnify him against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees incurred as a result of such action or proceeding, or an appeal therein, if he acted in good faith for a purpose which he reasonably believed to be in (or, in the case of service for any other enterprise, not opposed to) the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

          c. A director or officer that has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in subparagraphs a or b above, shall be entitled to indemnification as authorized in such paragraphs.

     The foregoing statement is subject to the detailed provisions of Sections 7018-7022 of the New York Banking Law.

     The indemnification and advancement of expenses granted pursuant to the New York Banking Law, as summarized in the foregoing paragraph, are not exclusive of any other rights to indemnification or advancement of expenses to which a directory or officer may be entitled, provided that no indemnification may be made if a judgment adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause so adjusted, or that he personally gained a financial profit or other advantage to which he was not legally entitled. The By-Laws of the Company provide that directors and officers of the Company shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding (including civil, criminal, administrative or investigative proceedings) arising out of their service to the Company or to another organization at the Company's request. Persons who are not directors or officers of the Company may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors.

     Any indemnification arrangements made in connection with the distribution of any Support Obligations will be described in the applicable Underwriting Agreement or similar instrument governing such distribution which will be filed as an amendment to this Registration Statement.

     The directors of the Company are insured under officers and directors liability insurance policies purchased by GE Company. The directors, officers and employees of the Company are also insured against fiduciary liabilities under the Employee Retirement Income Security Act 1974.

ITEM 16. EXHIBITS


EXHIBIT
NUMBER                                          DESCRIPTION OF EXHIBIT
- ------   ----------------------------------------------------------------------------------------------------
     4   --Form  of Indenture, dated as of , 1994,  between the Company and Mercantile-Safe Deposit and Trust
           Company.
     5   -- Opinion and consent  of Bruce C.  Bennett, Associate General Counsel  -- Treasury Operations  and
           Assistant Secretary of the Company.*
    12   -- Computation of ratio of earnings to fixed charges.
    23   -- Consent of KPMG Peat Marwick.*
           Consent of Bruce C. Bennett (included in his opinion referred to in Exhibit 5 above).
    24   -- Power of Attorney.*
    26   --Form  T-1 Statement  of Eligibility  and Qualification under  the Trust  Indenture Act  of 1939 of
           Mercantile-Safe Deposit and Trust Company in respect of the Indenture filed as Exhibit 4.


- ------------


* Previously filed.


ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successfully defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Act and will be governed by the final adjudication of such issue.


     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act of 1939 (the 'TIA') in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant, General Electric Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford,
State of Connecticut, on the     day of            , 1994.


                                          GENERAL ELECTRIC CAPITAL CORPORATION
                                          By:         /s/ JAMES A. PARKE
                                             ...................................
                                                      (JAMES A. PARKE
                                              SENIOR VICE PRESIDENT, FINANCE)


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------

                    *                       Chairman of the Board, President and Chief          May 18, 1994
 .........................................    Executive Officer (Principal Executive
             (GARY C. WENDT)                  Officer)
            /S/ JAMES A. PARKE              Senior Vice President, Finance and Director         May 18, 1994
 .........................................    (Principal Financial and Accounting
             (JAMES A. PARKE)                 Officer)
                    *                       Senior Vice President -- Corporate Treasury
 .........................................    and Global Funding Operation
           (JEFFREY S. WERNER)
                    *                       Director
 .........................................
           (NIGEL D.T. ANDREWS)
                    *                       Director
 .........................................
             (JAMES R. BUNT)
                                            Director
 .........................................
          (MICHAEL A. CARPENTER)
                    *                       Director                                            May 18, 1994
 .........................................
          (DENNIS D. DAMMERMAN)
                                            Director
 .........................................
              (PAOLO FRESCO)
                    *                       Director
 .........................................
       (BENJAMIN W. HEINEMAN, JR.)
                    *                       Director
 .........................................
         (BURTON J. KLOSTER, JR.)
                    *                       Director
 .........................................
             (HUGH J. MURPHY)

                SIGNATURE                                      TITLE                              DATE
- ------------------------------------------  --------------------------------------------   -------------------
                    *                       Director
 .........................................
            (DENIS J. NAYDEN)
                    *                       Director
 .........................................
            (JOHN M. SAMUELS)
                    *                       Director                                            May 18, 1994
 .........................................
           (EDWARD D. STEWART)
                    *                       Director
 .........................................
           (JOHN F. WELCH, JR.)
      * By:      /s/ JAMES A. PARKE
 .........................................
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                               DESCRIPTION                                                PAGE
- ------   ----------------------------------------------------------------------------------------------------   ----
   4     -- Form  of Indenture, dated as of , 1994,  between the Company and Mercantile-Safe Deposit and Trust
            Company...........................................................................................
   5     -- Opinion and Consent  of Bruce C.  Bennett, Associate General Counsel  -- Treasury Operations  and
            Assistant Secretary of the Company*...............................................................
  12     -- Computation of ratio of earnings to fixed charges................................................
  23     -- Consent of KPMG Peat Marwick*....................................................................
  24     -- Power of Attorney*...............................................................................
  25     -- Form T-1 Statement  of Eligibility and  Qualification under the  Trust Indenture Act  of 1939 of
            Mercantile-Safe Deposit and Trust Company in respect of the Indenture filed as Exhibit 4..........



- ------------



* Previously filed.